As filed with the Securities and Exchange Commission on ___________, 2004.

Registration No. _____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

RES-CARE, INC.

(Exact name of company as specified in its charter)

Kentucky	61-0875371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10140 Linn Station Road
Louisville, Kentucky 40223
(Address of Principal Executive Offices, including Zip Code)

Res-Care, Inc. 2000 Non-Employee Directors Stock Ownership Incentive Plan
(Full title of the plan)

Ronald G. Geary	Copy to:
President and Chief Executive Officer
Res-Care, Inc.	Alan K. MacDonald
10140 Linn Station Road	Frost Brown Todd LLC
Louisville, Kentucky 40223	400 W. Market Street
(502) 394-2100	32nd Floor
(Name, address and telephone number,	Louisville, Kentucky 40202-3363
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per share	offering price	registration fee
Common Stock, no par value	100,000 shares [1]	$12.34 [2]	$1,234,000	$156.35

(1)	Plus such additional shares as may become issuable by reason of any anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457, a proposed offering price of $12.34, the average high and low prices on June 28, 2004 as reported by the Nasdaq National Market System, was used.

PART II
Item 3. Incorporation of Certain Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-5
EX-23.1

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

     By a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 27, 2000 (File No. 333-50726), Res-Care, Inc., a Kentucky corporation, previously registered 100,000 shares of common stock issued pursuant to the Res-Care, Inc. 2000 Nonemployee Directors Stock Ownership Incentive Plan. The Nonemployee Directors Stock Ownership Incentive Plan has been amended to increase the number of shares of common stock issuable under that plan by 100,000 shares.

     The contents of our registration statement on Form S-8 filed with the Securities and Exchange Commission on November 27, 2000 (File No. 333-50726) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents have been incorporated by reference in this Registration Statement:

(a)	ResCare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by Form 10-K/A filed on April 30, 2004;

(b)	ResCare’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

(c)	ResCare’s Current Reports on Form 8-K filed on January 14, May 27 and June 28, 2004; and

(d)	The description of ResCare’s Common Stock, no par value, contained in the Registration Statement on Form S-3 (Reg. No. 333-23599) as such description may be amended or updated.

     All documents subsequently filed by ResCare pursuant to Sections 13, 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated ResCare, Inc. 2000 Non-Employee Directors Stock Ownership Incentive Plan *

5	Opinion of Frost Brown Todd, LLC *

23.1	Consent of KPMG LLP *

23.2	Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature page of this Registration Statement) *

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 29th day of June, 2004.

By:	/s/ Ronald G. Geary

Ronald G. Geary Chairman, President & CEO

POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald G. Geary	Chairman of the Board President Chief Executive Officer Director	June 29, 2004
/s/ L. Bryan Shaul	Chief Financial Officer Principal Accounting Officer	June 29, 2004
/s/ E. Halsey Sandford	Director	June 29, 2004
/s/ Michael J. Foster	Director	June 29, 2004
/s/ Olivia F. Kirtley	Director	June 29, 2004
/s/ Steven S. Reed	Director	June 29, 2004
/s/ Robert M. LeBlanc	Director	June 29, 2004
/s/ Nigel S. Wright	Director	June 29, 2004
/s/ Robert E. Hallagan	Director	June 29, 2004
/s/ David Braddock	Director	June 29, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated ResCare, Inc. 2000 Non-Employee Directors Stock Ownership Incentive Plan *

5	Opinion of Frost Brown Todd, LLC *

23.1	Consent of KPMG LLP *

23.2	Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)

24	Powers of Attorney (included on the signature page of this Registration Statement) *

*	Filed herewith.